Exhibit 99.1

Premier, Inc. Reports Fiscal 2021 First-Quarter Results

CHARLOTTE, N.C., Nov. 2, 2020 - Premier, Inc. (NASDAQ: PINC) today reported financial results for the fiscal year (FY) 2021 first quarter ended September 30, 2020.

All results presented in this press release reflect continuing operations following completion of the sale and exit of the Specialty Pharmacy business on June 7, 2019.

“Our fiscal 2021 first quarter results reflect solid execution and the differentiated value we bring to our members,” said Susan DeVore, Premier’s chief executive officer. “Revenue growth in our Supply Chain Services segment was driven by our direct sourcing business as critical supplies remain in high demand as a result of the ongoing COVID-19 pandemic. We are especially pleased with the performance of our Performance Services segment, where revenue grew 18%, driven mainly by growth across our technology businesses.

“Our businesses continue to be affected by the COVID-19 pandemic, and we are managing through this challenging and evolving environment as effectively as we can,” DeVore continued. “We remain focused on helping health care providers navigate through the pandemic while, at the same time, further positioning Premier for long-term, sustainable growth by executing on our technology-enabled, end-to-end supply chain and enterprise analytics and performance improvement strategies.”

Fiscal First-Quarter 2021 Results and Recent Highlights:

(Financial comparisons are for fiscal first quarter of 2021 vs. fiscal first quarter of 2020)

•	GAAP net revenue increased 15% to $346.9 million from $302.4 million a year ago.

•	Supply Chain Services segment revenue increased 14% to $253.7 million from $223.1 million a year ago.

•	Performance Services segment revenue increased 18% to $93.2 million from $79.3 million a year ago.

•	GAAP net income was $180.7 million compared with $70.9 million a year ago; GAAP diluted earnings per share (EPS) of $1.42 compared with $0.49 per share a year ago.

•	As previously announced on August 11, 2020, the company took the following actions:

•	Eliminated its dual-class ownership structure and terminated its tax receivable agreement (TRA) with member-owners.

•	Separately amended its group purchasing organization (GPO) agreements, which were effective on July 1, 2020, with the vast majority of its member-owners.

•	Initiated a quarterly cash dividend of $0.19 per share.

•

Adjusted EBITDA* of $110.7 million decreased 21% from $140.3 million a year ago primarily as a result of the impact of the aforementioned amended GPO agreements, the COVID-19 pandemic and the Acurity/Nexera acquisition.

•	Adjusted net income* of $70.2 million decreased 18% from $86.0 million a year ago and adjusted EPS* decreased 16% to $0.57 from $0.68 a year ago.

•	On October 22, 2020, Premier’s Board of Directors declared a quarterly cash dividend of $0.19 per share, payable on December 15, 2020 to stockholders of record as of December 1, 2020.

*

Descriptions of consolidated and segment adjusted (non-GAAP) financial measures and non-GAAP free cash flow are provided below under “Use and Definition of Non-GAAP Financial Measures,” and reconciliations are provided in the tables at the end of this release.

Consolidated Fiscal 2021 First Quarter Financial Highlights

Consolidated First-Quarter Financial Highlights

	Three Months Ended September 30,
(in thousands, except per share data)	2020	2019	% Change
Net Revenue:
Supply Chain Services:
Net administrative fees	$132,645	$172,403	(23)%
Other services and support	5,592	2,560	118%

Services	138,237	174,963	(21)%
Products	115,415	48,121	140%

Total Supply Chain Services	253,652	223,084	14%
Performance Services	93,235	79,326	18%

Total	$346,887	$302,410	15%

Net income from continuing operations	$180,685	$70,939	155%
Net income from continuing operations attributable to stockholders	$142,155	$723,538	(80)%
Adjusted net income from continuing operations	$142,155	$61,541	131%
NON-GAAP FINANCIAL MEASURES*:
Adjusted EBITDA:
Supply Chain Services	$102,649	$149,911	(32)%
Performance Services	37,116	20,376	82%

Total segment adjusted EBITDA	139,765	170,287	(18)%
Corporate	(29,022)	(30,031)	(3)%

Total	$110,743	$140,256	(21)%

Adjusted net income	$70,159	$85,986	(18)%

Earnings per share on adjusted net income - diluted	$0.57	$0.68	(16)%

*	See attached supplemental financial information for reconciliation of reported GAAP results to non-GAAP results.

Fiscal 2021 Outlook and Guidance

Due to continued uncertainty caused by the COVID-19 pandemic, Premier is currently unable to accurately estimate the effect of the pandemic on its business for fiscal 2021. Therefore, the company is not providing fiscal 2021 annual guidance at this time.

As previously announced on August 25, 2020, subject to the impact of the COVID-19 pandemic, beginning in fiscal year 2022, Premier expects to target a multi-year, compound annual growth rate in the mid-to-high single digits for consolidated net revenue, adjusted EBITDA and adjusted EPS.

Results of Operations for the Three Months Ended September 30, 2020

(As compared with the three months ended September 30, 2019)

GAAP net revenue of $346.9 million increased 15% from $302.4 million for the same period a year ago.

GAAP net income was $180.7 million compared with $70.9 million a year ago. In accordance with GAAP, fiscal 2021 and 2020 first-quarter net income attributable to stockholders includes non-cash adjustments of $(26.7) million and $694.3 million, respectively, to reflect the change in the redemption value of limited partners’ Class B common unit ownership at the end of each period. These non-cash adjustments resulted primarily from changes in the number of Class B common units outstanding and the company’s stock price between periods and do not reflect results of the company’s business operations. The fiscal 2021 first quarter adjustment to reflect the change in the redemption value of limited partners’ Class B common unit ownership is for the period from July 1, 2020 through July 31, 2020, due to the Board of Directors being comprised of a majority of independent directors on July 31, 2020. As a result, Premier will no longer make this adjustment in subsequent periods.

After the previously mentioned non-cash adjustments, the company reported net income attributable to stockholders of $142.2 million compared with net income $723.7 million a year ago. On a diluted per share basis, net income was $1.42 compared with $0.49 for the same period a year ago. See “Calculation of GAAP Earnings per Share” in the income statement section of this press release.

Adjusted EBITDA of $110.7 million decreased 21% from $140.3 million for the same period the prior year primarily as a result of the impact of the previously mentioned amended GPO agreements, the COVID-19 pandemic, and the Acurity/Nexera acquisition.

Adjusted net income of $70.2 million decreased 18% from $86.0 million for the same period a year ago. Adjusted earnings per share decreased 16% to $0.57 from $0.68 for the same period a year ago.

Segment Results

(For the fiscal first quarter of 2021 as compared with the fiscal first quarter of 2020)

Supply Chain Services

Supply Chain Services segment net revenue of $253.7 million increased 14% from $223.1 million a year ago.

Net administrative fees revenue of $132.6 million decreased $39.8 million, or 23%, from $172.4 million a year ago, primarily due to a higher average fee share that resulted from the previously mentioned amended GPO agreements that were effective on July 1, 2020; a decline in member purchasing volume in certain categories as a result of the COVID-19 pandemic which continued to impact overall healthcare utilization, including elective procedures and a slowdown of spending in non-healthcare related areas; and the non-cash amortization of prepaid contract administrative fees from the Acurity/Nexera acquisition.

Products revenue of $115.4 million increased $67.3 million, or 140%, from $48.1 million a year ago, primarily driven by the company’s ongoing efforts to provide certain personal protective equipment (PPE) and other high-demand supplies for its members as a result of the COVID-19 pandemic.

Segment adjusted EBITDA of $102.6 million decreased 32% from $149.9 million for the same period a year ago, primarily driven by the previously mentioned decline in net administrative fees revenue and an increase in selling, general and administrative expenses largely due to current year expense associated with the prior year’s acquisitions of Acurity/Nexera.

Performance Services

Performance Services segment net revenue of $93.2 million increased 18% from $79.3 million for the same quarter a year ago, primarily driven by growth across the technology businesses, including new enterprise license agreements, as well as incremental revenue associated with the fiscal year 2020 acquisition of Health Design Plus. These increases were partially offset by the timing of certain consulting services and lower revenue as a result of the Centers for Medicare and Medicaid Services (CMS) planned discontinuation of the company’s former CMS government contract as part of the overall Hospital Improvement Innovation Network program that ended on March 31, 2020.

Segment adjusted EBITDA of $37.1 million increased 82% from $20.4 million for the same period a year ago. The increase was primarily due to the aforementioned increase in revenue and a decrease in selling, general and administrative expenses primarily related to a decrease in travel and meeting expenses as a result of the COVID-19 pandemic.

Cash Flows and Liquidity

Net cash provided by operating activities for the three months ended September 30, 2020 was $30.8 million compared with $96.1 million for the same period last year. The decrease was primarily driven by lower net administrative fees revenue as a result of the amended GPO agreements, the impact of the COVID-19 pandemic and an increase in working capital associated with the aggregated purchasing of PPE as a result of the pandemic.

Net cash used in investing activities and net cash provided by financing activities for the three months ended September 30, 2020 were $25.0 million and $15.3 million, respectively. At September 30, 2020, cash and cash equivalents was $120.4 million compared with $99.3 million at June 30, 2020, and the company’s five-year, $1.0 billion revolving credit facility had an outstanding balance of $150.0 million, of which $50.0 million was subsequently repaid in October 2020.

Free cash flow for the three months ended September 30, 2020 was negative $28.4 million compared with $43.5 million for the same period a year ago. The decrease was primarily due to the same factors that impacted net cash provided by operating activities as well as an increase in TRA payments made to the former limited partners of Premier LP attributable to the annual payment made in July 2020 and as a result of the acceleration of payments as part of the company’s restructure.

Conference Call

The conference call will be webcast live from the company’s website and will be available at the following link: Premier Webcast Link. The webcast should be accessed 10 minutes prior to the conference call start time. A replay of the webcast will be available for one year following the conclusion of the live broadcast and will be accessible on the company’s website at https://investors.premierinc.com.

For those parties who do not have internet access, the conference call may be accessed by calling one of the below telephone numbers and providing conference ID number 8658116:

Domestic participant dial-in number (toll-free):	(844) 296-7719
International participant dial-in number:	(574) 990-1041

Premier’s presentation that will accompany the conference call and webcast can be accessed via the following link: PINC Fiscal 2021 First Quarter Financial Results.

About Premier, Inc.

Premier, Inc. (NASDAQ: PINC) is a leading healthcare improvement company, uniting an alliance of more than 4,100 U.S. hospitals and health systems and approximately 200,000 other providers and organizations to transform healthcare. With integrated data and analytics, collaboratives, supply chain solutions, and consulting and other services, Premier enables better care and outcomes at a lower cost. Premier plays a critical role in the rapidly evolving healthcare industry, collaborating with members to co-develop long-term innovations that reinvent and improve the way care is delivered to patients nationwide. Headquartered in Charlotte, N.C., Premier is passionate about transforming American healthcare. Please visit Premier’s news and investor sites on www.premierinc.com; as well as Twitter, Facebook, LinkedIn, YouTube and Instagram for more information about the company.

Premier’s Use and Definition of Non-GAAP Measures

Premier uses EBITDA, adjusted EBITDA, segment adjusted EBITDA, adjusted net income (historically referred to as “adjusted fully distributed net income”), adjusted earnings per share (historically referred to as “adjusted fully distributed earnings per share”), and free cash flow to facilitate a comparison of the company’s operating performance on a consistent basis from period to period and to provide measures that, when viewed in combination with its results prepared in accordance with GAAP, allow for a more complete understanding of factors and trends affecting the company’s business than GAAP measures alone. Management believes EBITDA, adjusted EBITDA and segment adjusted EBITDA assist the company’s board of directors, management and investors in comparing the company’s operating performance on a consistent basis from period to period by removing the impact of the company’s asset base (primarily depreciation and amortization) and items outside the control of management (taxes), as well as other non-cash (impairment of intangible assets and purchase accounting adjustments) and non-recurring items, from operating results. Adjusted EBITDA and segment adjusted EBITDA are supplemental financial measures used by the company and by external users of the company’s financial statements.

Management considers adjusted EBITDA an indicator of the operational strength and performance of the company’s business. Adjusted EBITDA allows management to assess performance without regard to financing methods and capital structure and without the impact of other matters that management does not consider indicative of the operating performance of the business. Segment adjusted EBITDA is the primary earnings measure used by management to evaluate the performance of the company’s business segments.

Management believes free cash flow is an important measure because it represents the cash that the company generates after payment of tax distributions to limited partners and capital investment to maintain existing products and services and ongoing business operations, as well as development of new and upgraded products and services to support future growth. Free cash flow is important because it allows the company to enhance stockholder value through acquisitions, partnerships, joint ventures, investments in related or complimentary businesses and/or debt reduction.

In addition, adjusted fully distributed net income and adjusted fully distributed earnings per share eliminate the variability of non-controlling interest as a result of member owner exchanges of Class B common units and corresponding Class B common stock into shares of Class A common stock and other potentially dilutive equity transactions which are outside of management’s control. These measures assist our board of directors, management and investors in comparing our net income and earnings per share on a consistent basis from period to period because these measures remove non-cash and non-recurring items and eliminate the variability of non-controlling interest that results from member owner exchanges of Class B common units into shares of Class A common stock.

Non-Recurring Items are items to be income or expenses and other items that have not been earned or incurred within the prior two years and are not expected to recur within the next two years. Such items include stock-based compensation, acquisition and disposition related expenses, remeasurement of TRA liabilities, loss on disposal of long-live assets, gain or loss on FFF put and call rights, income and expense that has been classified as discontinued operations and other expense.

Non-operating items include gains or losses on the disposal of assets and interest and investment income or expense.

EBITDA is defined as net income before income or loss from discontinued operations, net of tax, interest and investment income, net, income tax expense, depreciation and amortization and amortization of purchased intangible assets.

Adjusted EBITDA is defined as EBITDA before merger- and acquisition-related expenses and non-recurring, non-cash or non-operating items and including equity in net income of unconsolidated affiliates.

Segment adjusted EBITDA is defined as the segment’s net revenue less cost of revenue and operating expenses directly attributable to the segment excluding depreciation and amortization, amortization of purchased intangible assets, merger and acquisition related expenses and non-recurring or non-cash items and including equity in net income of unconsolidated affiliates. Operating expenses directly attributable to the segment include expenses associated with sales and marketing, general and administrative, and product development activities specific to the operation of each segment. General and administrative corporate expenses that are not specific to a particular segment are not included in the calculation of Segment Adjusted EBITDA. Segment Adjusted EBITDA also excludes any income and expense that has been classified as discontinued operations.

Adjusted Net Income is defined as net income attributable to Premier (i) excluding income or loss from discontinued operations, net, (ii) excluding income tax expense, (iii) excluding the impact of adjustment of redeemable limited partners’ capital to redemption amount, (iv) excluding the effect of non-recurring or non-cash items, including certain strategic and financial restructuring expenses, (v) assuming the exchange of all the Class B common units for shares of Class A common stock, which results in the elimination of non-controlling interest in Premier LP and (vi) reflecting an adjustment for income tax expense on Non-GAAP net income before income taxes at our estimated annual effective income tax rate, adjusted for unusual or infrequent items.

Adjusted Earnings per Share is Adjusted Net Income divided by diluted weighted average shares.

Free cash flow is defined as net cash provided by operating activities from continuing operations less distributions and TRA payments to limited partners and purchases of property and equipment. Free Cash Flow does not represent discretionary cash available for spending as it excludes certain contractual obligations such as debt repayments.

To properly and prudently evaluate our business, readers are urged to review the reconciliation of these non-GAAP financial measures, as well as the other financial tables, included at the end of this release. Readers should not rely on any single financial measure to evaluate the company’s business. In addition, the non-GAAP financial measures used in this release are susceptible to varying calculations and may differ from, and may therefore not be comparable to, similarly titled measures used by other companies.

Further information on Premier’s use of non-GAAP financial measures is available in the “Our Use of Non-GAAP Financial Measures” section of Premier’s Form 10-K for the year ended June 30, 2020 expected to be filed with the Securities and Exchange Commission shortly.

Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts, such as those related to the expected financial and operational impacts and challenges of the COVID-19 pandemic on our business segments, our ability to manage expenses during the COVID-19 pandemic, current market environment and uncertainties, expected financial performance, non-GAAP free cash flow generation, the stability, predictability and transparency of our business, and the expected targeting, beginning in fiscal 2022, of multi-year compound annual growth rates for consolidated net revenue, adjusted EBITDA and adjusted EPS are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Premier to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as “believes,” “belief,” “expects,” “estimates,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. Forward-looking statements may include comments as to Premier’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside Premier’s control. More information on potential factors that could affect Premier’s financial results is included from time to time in the “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Premier’s periodic and current filings with the SEC, including those discussed under the “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” section of Premier’s Form 10-K for the year ended June 30, 2020 as well as the Form 10-Q for the quarter ended September 30, 2020, expected to be filed with the SEC shortly after the date of this release, and also made available on Premier’s website at investors.premierinc.com. Forward-looking statements speak only as of the date they are made, and Premier undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events that occur after that date, or otherwise.

Contacts:

Investor contact:	Media contact:
Angie McCabe	Amanda Forster
Vice President, Investor Relations	Vice President, Public Relations
704.816.3888	202.879.8004
angie_mccabe@premierinc.com	amanda_forster@premierinc.com

Condensed Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data)

	Three Months Ended September 30,
	2020	2019
Net revenue:
Net administrative fees	$132,645	$172,403
Other services and support	98,827	81,886

Services	231,472	254,289
Products	115,415	48,121

Net revenue	346,887	302,410
Cost of revenue:
Services	38,750	47,536
Products	113,428	43,475

Cost of revenue	152,178	91,011

Gross profit	194,709	211,399
Operating expenses:
Selling, general and administrative	123,954	113,929
Research and development	576	379
Amortization of purchased intangible assets	13,204	13,044

Operating expenses	137,734	127,352

Operating income	56,975	84,047

Equity in net income of unconsolidated affiliates	5,927	3,607
Interest and investment (loss) income, net	(2,119)	476
Loss on FFF put and call rights	(1,919)	(7,839)
Other income	3,683	262

Other income (expense), net	5,572	(3,494)

Income before income taxes	62,547	80,553
Income tax (benefit) expense	(118,138)	9,614

Net income from continuing operations	180,685	70,939
Income from discontinued operations, net of tax	—	390

Net income	180,685	71,329
Net income from continuing operations attributable to non-controlling interest	(11,845)	(41,710)
Net income from discontinued operations attributable to non-controlling interest	—	(197)

Net income attributable to non-controlling interest in Premier LP	(11,845)	(41,907)
Adjustment of redeemable limited partners’ capital to redemption amount	(26,685)	694,309

Net income attributable to stockholders	$142,155	$723,731

Calculation of GAAP Earnings per Share
Numerator for basic earnings per share:
Net income from continuing operations attributable to stockholders	$142,155	$723,538
Net income from discontinued operations attributable to stockholders	—	193

Net income attributable to stockholders	$142,155	$723,731

Numerator for diluted earnings per share:
Net income from continuing operations attributable to stockholders	$142,155	$723,538
Adjustment of redeemable limited partners’ capital to redemption amount	—	(694,309)
Net income from continuing operations attributable to non-controlling interest in Premier LP	—	41,710

Net income from continuing operations	$142,155	$70,939
Tax effect on Premier, Inc. net income	—	(9,398)

Adjusted net income from continuing operations	$142,155	$61,541

Net income from discontinued operations attributable to stockholders	$—	$193
Net income from discontinued operations attributable to non-controlling interest in Premier LP	—	197

Adjusted net income from discontinued operations	$—	$390

Condensed Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data)

	Three Months Ended September 30,
	2020	2019
Adjusted net income	$142,155	$61,931

Denominator for basic earnings per share:
Weighted average shares	99,575	62,785

Denominator for diluted earnings per share:
Weighted average shares	99,575	62,785
Effect of dilutive securities:
Stock options	253	479
Restricted stock	302	280
Class B shares outstanding	—	63,088

Weighted average shares and assumed conversions	100,130	126,632

Earnings per share attributable to stockholders:
Basic earnings per share attributable to stockholders	$1.43	$11.53
Diluted earnings per share attributable to stockholders	$1.42	$0.49

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except share data)

	September 30, 2020	June 30, 2020
Assets
Cash and cash equivalents	$120,416	$99,304
Accounts receivable (net of $1,984 and $731 allowance for doubtful accounts, respectively)	131,783	135,063
Contract assets	245,099	215,660
Inventory	143,305	70,997
Prepaid expenses and other current assets	77,450	97,338

Total current assets	718,053	618,362
Property and equipment (net of $469,767 and $452,609 accumulated depreciation, respectively)	214,166	206,728
Intangible assets (net of $258,364 and $245,160 accumulated amortization, respectively)	404,218	417,422
Goodwill	942,870	941,965
Deferred income tax assets	827,676	430,025
Deferred compensation plan assets	50,499	49,175
Investments in unconsolidated affiliates	139,263	133,335
Operating lease right-of-use assets	55,316	57,823
Other assets	89,522	93,680

Total assets	$3,441,583	$2,948,515

Liabilities, redeemable limited partners’ capital and stockholders’ equity
Accounts payable	$68,213	$54,841
Accrued expenses	46,560	53,500
Revenue share obligations	170,345	145,777
Limited partners’ distribution payable	—	8,012
Accrued compensation and benefits	50,076	73,262
Deferred revenue	33,607	35,446
Current portion of tax receivable agreements	—	13,689
Current portion of notes payable to members	67,837	—
Line of credit and current portion of long-term debt	154,372	79,560
Other liabilities	77,054	31,987

Total current liabilities	668,064	496,074
Long-term debt, less current portion	4,640	4,640
Tax receivable agreements, less current portion	—	279,981
Notes payable to members, less current portion	371,130	—
Deferred compensation plan obligations	50,499	49,175
Deferred tax liabilities	—	17,508
Deferred consideration, less current portion	83,700	112,917
Operating lease liabilities, less current portion	50,545	52,990
Other liabilities	78,424	75,658

Total liabilities	1,307,002	1,088,943

Commitments and contingencies
Redeemable limited partners’ capital	—	1,720,309
Stockholders’ equity:
Class A common stock, $0.01 par value, 500,000,000 shares authorized; 122,080,741 shares issued and outstanding at September 30, 2020 and 71,627,462 shares issued and outstanding at June 30, 2020	1,221	716
Class B common stock, $0.000001 par value, 600,000,000 shares authorized; 0 and 50,213,098 shares issued and outstanding at September 30, 2020 and June 30, 2020, respectively	—	—
Additional paid-in-capital	2,012,047	138,547
Retained earnings	121,313	—

Total stockholders’ equity	2,134,581	139,263

Total liabilities, redeemable limited partners’ capital and stockholders’ equity	$3,441,583	$2,948,515

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Three Months Ended September 30,
	2020	2019
Operating activities
Net income	$180,685	$71,329
Adjustments to reconcile net income to net cash provided by operating activities:
Income from discontinued operations, net of tax	—	(390)
Depreciation and amortization	30,678	37,579
Equity in net income of unconsolidated affiliates	(5,927)	(3,607)
Deferred income taxes	(129,543)	(1,985)
Stock-based compensation	7,229	3,704
Remeasurement of tax receivable agreement liabilities	—	4,674
Loss on FFF put and call rights	1,919	7,839
Other	201	2,562
Changes in operating assets and liabilities, net of the effects of acquisitions:
Accounts receivable, inventories, prepaid expenses and other assets	(45,469)	6,972
Contract assets	(29,568)	(8,768)
Accounts payable, accrued expenses, deferred revenue, revenue share obligations and other liabilities	20,577	(23,830)

Net cash provided by operating activities from continuing operations	30,782	96,079
Net cash provided by operating activities from discontinued operations	—	11,196

Net cash provided by operating activities	$30,782	$107,275

Investing activities
Purchases of property and equipment	$(24,982)	$(21,983)
Proceeds from sale of assets	—	3,632
Investments in unconsolidated affiliates	—	(4,665)
Other	29	(5,250)

Net cash used in investing activities	$(24,953)	$(28,266)

Financing activities
Payments made on notes payable	$(188)	$(1,513)
Proceeds from credit facility	100,000	—
Payments on credit facility	(25,000)	(25,000)
Distributions to limited partners of Premier LP	(9,949)	(13,202)
Payments to limited partners of Premier LP related to tax receivable agreements	(24,218)	(17,425)
Cash dividends paid	(23,195)	—
Repurchase of Class A common stock (held as treasury stock)	—	(31,123)
Other	(2,167)	(6,557)

Net cash provided by (used in) financing activities	$15,283	$(94,820)

Net increase (decrease) in cash and cash equivalents	21,112	(15,811)
Cash and cash equivalents at beginning of year	99,304	141,055

Cash and cash equivalents at end of period	$120,416	$125,244

Supplemental Financial Information

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

(Unaudited)

(In thousands)

	Three Months Ended September 30,
	2020	2019
Net cash provided by operating activities from continuing operations	$30,782	$96,079
Purchases of property and equipment	(24,982)	(21,983)
Distributions to limited partners of Premier LP	(9,949)	(13,202)
Payments to limited partners of Premier LP related to tax receivable agreements	(24,218)	(17,425)

Free Cash Flow	$(28,367)	$43,469

Supplemental Financial Information

Reconciliation of Net Income from Continuing Operations to Adjusted EBITDA

Reconciliation of Operating Income to Segment Adjusted EBITDA

Reconciliation of Net Income Attributable to Stockholders to Adjusted Net Income

(Unaudited)

(In thousands)

	Three Months Ended September 30,
	2020	2019
Net income from continuing operations	$180,685	$70,939
Interest and investment loss (income), net	2,119	(476)
Income tax (benefit) expense	(118,138)	9,614
Depreciation and amortization	17,474	24,535
Amortization of purchased intangible assets	13,204	13,044

EBITDA	95,344	117,656
Stock-based compensation	7,375	3,852
Acquisition and disposition related expenses	2,845	6,141
Remeasurement of tax receivable agreement liabilities	—	4,674
Loss on FFF put and call rights	1,919	7,839
Other expense	3,260	94

Adjusted EBITDA	$110,743	$140,256

Income before income taxes	$62,547	$80,553
Equity in net income of unconsolidated affiliates	(5,927)	(3,607)
Interest and investment loss (income), net	2,119	(476)
Loss on FFF put and call rights	1,919	7,839
Other income	(3,683)	(262)

Operating income	56,975	84,047
Depreciation and amortization	17,474	24,535
Amortization of purchased intangible assets	13,204	13,044
Stock-based compensation	7,375	3,852
Acquisition and disposition related expenses	2,845	6,141
Remeasurement of tax receivable agreement liabilities	—	4,674
Equity in net income of unconsolidated affiliates	5,927	3,607
Deferred compensation plan income	2,907	241
Other expense	4,036	115

Adjusted EBITDA	$110,743	$140,256

SEGMENT ADJUSTED EBITDA
Supply Chain Services	$102,649	$149,911
Performance Services	37,116	20,376
Corporate	(29,022)	(30,031)

Adjusted EBITDA	$110,743	$140,256

Net income attributable to stockholders	$142,155	$723,731
Adjustment of redeemable limited partners’ capital to redemption amount	26,685	(694,309)
Net income attributable to non-controlling interest in Premier LP	11,845	41,907
Income from discontinued operations, net of tax	—	(390)
Income tax (benefit) expense	(118,138)	9,614
Amortization of purchased intangible assets	13,204	13,044
Stock-based compensation	7,375	3,852
Acquisition and disposition related expenses	2,845	6,141
Remeasurement of tax receivable agreement liabilities	—	4,674
Loss on FFF put and call rights	1,919	7,839
Other expense	4,424	94

Adjusted income before income taxes	92,314	116,197
Income tax expense on adjusted income before income taxes	22,155	30,211

Adjusted Net Income	$70,159	$85,986

Supplemental Financial Information

Reconciliation of GAAP EPS to Adjusted EPS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended September 30,
	2020	2019
Net income attributable to stockholders	$142,155	$723,731
Adjustment of redeemable limited partners’ capital to redemption amount	26,685	(694,309)
Net income attributable to non-controlling interest in Premier LP	11,845	41,907
Income from discontinued operations, net of tax	—	(390)
Income tax (benefit) expense	(118,138)	9,614
Amortization of purchased intangible assets	13,204	13,044
Stock-based compensation	7,375	3,852
Acquisition and disposition related expenses	2,845	6,141
Remeasurement of tax receivable agreement liabilities	—	4,674
Loss on FFF put and call rights	1,919	7,839
Other expense	4,424	94

Adjusted income before income taxes	92,314	116,197
Income tax expense on adjusted income before income taxes	22,155	30,211

Adjusted Net Income	$70,159	$85,986

Weighted average:
Common shares used for basic and diluted earnings per share	99,575	62,785
Potentially dilutive shares	555	759
Conversion of Class B common units	—	63,088

GAAP weighted average shares outstanding - diluted	100,130	126,632
Conversion of Class B common units	22,369	—

Weighted average shares outstanding - diluted	122,499	126,632

GAAP earnings per share	$1.43	$11.53
Adjustment of redeemable limited partners’ capital to redemption amount	0.27	(11.06)
Net income attributable to non-controlling interest in Premier LP	0.12	0.67
Income from discontinued operations, net of tax	—	(0.01)
Income tax (benefit) expense	(1.19)	0.15
Amortization of purchased intangible assets	0.13	0.21
Stock-based compensation	0.07	0.06
Acquisition and disposition related expenses	0.03	0.10
Remeasurement of tax receivable agreement liabilities	—	0.07
Loss on FFF put and call rights	0.02	0.12
Other expense	0.04	—
Impact of corporation taxes	(0.22)	(0.48)
Impact of dilutive shares	(0.13)	(0.68)

Adjusted EPS	$0.57	$0.68